Exhibit 5.1
59062-00002
February 16, 2006

Aeolus Pharmaceuticals, Inc.
23811 Inverness Place
Laguna Niguel, CA 92677

Re: Aeolus Pharmaceuticals, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (the “Selling Stockholders”), of up to 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Shares are comprised of up to: (i) 2,500,000 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), issued by the Company to the Selling Stockholders on November 21, 2005; (ii) 2,500,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants issued to the Selling Stockholders on November 21, 2005 (the “Warrants”); and (iii) 1,000,000 shares of Common Stock (the “Dividend Shares”) issued or issuable by the Company as dividends on the outstanding shares of Series A Preferred Stock.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed, including, without limitation, the following: (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, certified as of the date hereof by the Secretary of State of the State of Delaware (“Certificate”); (ii) the Company’s Amended and Restated Bylaws, certified as of the date hereof by the Secretary of the Company (together with the Certificate, the “Constituent Documents”); (iii) the Warrants; and (iv) the Registration Statement.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinion hereinafter expressed.

Aeolus Pharmaceuticals, Inc.
February 16, 2006

In our examination of the foregoing, we have assumed, without independent investigation or verification, (i) the genuineness of all signatures and the legal capacity and authority of all persons or entities signing all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and (iii) the authenticity and completeness of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, statements and representations of a representative of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that: (i) the Conversion Shares, when issued in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable; (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable; (iii) the 18,171 Dividend Shares that have been issued as of the date hereof, are validly issued, fully paid and nonassessable; and (iv) the 981,829 Dividend Shares that have not been issued as of the date hereof, when issued in accordance with the terms of the Constituent Documents, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, as currently in effect.

This opinion letter deals only with the specified legal issues expressly addressed herein and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is rendered solely to you as of the date hereof in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the date hereof, even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Aeolus Pharmaceuticals, Inc.
February 16, 2006

Yours very truly,

/s/ Paul, Hastings, Janofsky & Walker LLP